SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                  PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               PACKAGED ICE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                TEXAS                                   76-0316492
(State of Incorporation or Organization)            (I.R.S. Employer
                                                   Identification No.)

              8572 KATY FREEWAY, SUITE 101, HOUSTON, TEXAS       77024
                (Address of Principal Executive Offices)       (Zip Code)

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box [ X ]


      Securities to be registered pursuant to Section 12(b) of the Act:

            TITLE OF EACH CLASS       NAME OF EACH EXCHANGE ON WHICH
             TO BE REGISTERED         EACH CLASS IS TO BE REGISTERED

                                None.


      Securities to be registered pursuant to Section 12(g) of the Act:

                   Common Stock, par value $0.01 per share
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ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

           A description of the securities to be registered hereunder is contained in the sections entitled "Description of Capital Stock" and "Taxation" of the prospectus (the "Prospectus") included in the Registrant's Registration Statement on Form S-1 (File No. 333-60627), filed with the Securities and Exchange Commission (the "Commission") on August 5, 1998 (the "Registration Statement"). A copy of pages 47 through 53 of the Prospectus are attached as
Exhibit 3 to this filing pursuant to Rule 12(b)-23 under the Securities Exchange Act of 1934, as amended.

ITEM 2.    EXHIBITS.

EXHIBIT NUMBER    DESCRIPTION

1.                Restated Articles of Incorporation of the Registrant.(1)

2.                Amended and Restated Bylaws of the Registrant.(2)

3. Copy of pages 47-53 of the Prospectus included in the Registration Statement.

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(1)        Incorporated  by  reference  to  Exhibit  3.2 to the  Registration
           Statement on Form S-4 (File No. 333-29357), filed with the Commission on June 16, 1997.

(2) Incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-4 (File No. 333-29357), filed with the Commission on June 16, 1997.

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
                              SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    PACKAGED ICE, INC.




Date:  August 31, 1998              By:/s/ JAMES F. STUART
                                       -----------------------
                                         James F. Stuart
                                       Chief Executive Officer


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
                                  EXHIBIT INDEX


1.                Restated Articles of Incorporation of the Registrant.

2.                Amended and Restated Bylaws of the Registrant.

3. Copy of pages 47-53 of the Prospectus included in the Registration Statement.


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